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                      SUBSIDIARIES OF ABBOTT LABORATORIES

         The following is a list of subsidiaries of Abbott Laboratories. Abbott Laboratories is not a subsidiary of any other corporation. Where ownership of a subsidiary is less than 100% by Abbott Laboratories or an Abbott Laboratories' subsidiary, such has been noted by designating the percentage of ownership.

Domestic Subsidiaries                                     Incorporation
---------------------                                     -------------

Abbott Bioresearch Center, Inc.                           Delaware

Abbott Chemicals Plant, Inc.                              Puerto Rico

Abbott Equity Investments LLC                             Delaware

Abbott Exchange Inc.                                      Delaware

Abbott Fermentation Products                              Puerto Rico
 de Puerto Rico, Inc.

Abbott Health Products, Inc.                              Delaware

Abbott Home Infusion Services of                          New York
New York, Inc.

Abbott International Ltd.                                 Delaware

Abbott International Ltd.                                 Puerto Rico
 of Puerto Rico

Abbott Investment Holding                                 Delaware
 Company, LLC

Abbott Laboratories Inc.                                  Delaware

Abbott Laboratories                                       Illinois
 International Co.

Abbott Laboratories Pacific Ltd.                          Illinois

Abbott Laboratories (Puerto Rico)                         Puerto Rico
  Incorporated

Abbott Laboratories                                       Delaware
 Purchasing Company, LLC

Abbott Laboratories Residential
 Development Fund, Inc.                                   Illinois

Abbott Laboratories Services Corp.                        Illinois


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Abbott Management Corporation                             Delaware

Abbott Pharmaceutical Corporation                         Delaware

Abbott Trading Company, Inc.                              Virgin Islands

Abbott Universal Ltd.                                     Delaware

CG Nutritionals, Inc.                                     Delaware

CMM Transportation, Inc.                                  Delaware

IMTC Technologies, Inc.                                   Delaware

Knoll Pharmaceutical Company                              New Jersey

Murex Diagnostics, Inc.                                   Delaware

North Shore Properties, Inc.                              Delaware

Oximetrix, Inc.                                           Delaware

Perclose, Inc.                                            Delaware


Solartek Products, Inc.                                   Delaware

Sorenson Research Co., Inc.                               Utah

Swan-Myers, Incorporated                                  Indiana

TAP Finance Inc.                                          Delaware                     50%*

TAP Pharmaceuticals Inc.                                  Delaware                     50%*

TAP Pharmaceutical Products Inc.                          Delaware                     50%

Tobal Products Incorporated                               Illinois

Vysis, Inc.                                               Delaware



--------------------
* Wholly-owned subsidiary of TAP Pharmaceutical Products Inc.


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

                                                                         Country
                                                                         in Which
Foreign Subsidiaries                                                     Organized
--------------------                                                     ---------

Abbott Laboratories Argentina, S.A.                                      Argentina

Abbott Australasia Pty. Limited                                          Australia

Abbott Australia Holdings (Pty) Ltd.                                     Australia

Abbott Laboratories Executive                                            Australia
 Superannuation Pty. Limited

Abbott Laboratories                                                      Australia
 Superannuation Pty. Limited

Knoll Australia Pty. Ltd.                                                Australia

Abbott Gesellschaft m.b.H.                                               Austria

Abbott Hospitals Limited                                                 Bahamas


Abbott Laboratories de Costa Rica Ltd.                                   Bahamas

Abbott Laboratories (Bangladesh) Ltd.                                    Bangladesh              85%

Murex Diagnostics International, Inc.                                    Barbados

Abbott, S.A.                                                             Belgium

Abbott Belgian Pension Fund A.S.B.L.                                     Belgium

Knoll Belgium S.A./N.V.                                                  Belgium

Abbott Ireland                                                           Bermuda

Abbott Biotechnology Ltd.                                                Bermuda

Abbott Laboratories (Bermuda) Ltd.                                       Bermuda


Abbott Laboratorios do Brasil Ltda.                                      Brazil

Abbott Laboratories, Limited                                             Canada

International Murex Technologies                                         Canada
Corporation

Abbott Laboratories de Chile                                             Chile


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 Limitada

Shanghai Abbott Pharmaceutical Co., Ltd.                                 China                   75%

Abbott Laboratories de Colombia, S.A.                                    Colombia

Knoll Colombiana S.A.                                                    Colombia
Laboratorio Farmaceutico

Abbott Laboratories s.r.o.                                               Czech Republic


Knoll spol. s.r.o.                                                       Czech Republic

Abbott Laboratories A/S                                                  Denmark

Abbott Laboratorios del Ecuador Cia. Ltda.                               Ecuador

Abbott, S.A. de C.V.                                                     El Salvador

Abbott Equity Holdings Ltd.                                              England

Abbott Investments Limited                                               England

Abbott Laboratories Limited                                              England

Abbott (UK) Finance Limited                                              England


Abbott (UK) Holdings Limited                                             England

Abbott Laboratories Trustee                                              England
 Company Limited

IMTC Holdings (UK) Limited                                               England

Knoll Ltd.                                                               England

Knoll Pharma Ltd.                                                        England

Knoll Pharmaceuticals Company Ltd.                                       England

Lupharma UK Holding One Limited                                          England

MediSense Britain Limited                                                England

MediSense Contract Manufacturing Limited                                 England


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MediSense UK Limited                                                     England

Murex Biotech Limited (UK)                                               England

Murex Biotech (UK) Limited                                               England

Abbott OY                                                                Finland

Abbott France S.A.                                                       France

Alcyon Analyzer SAS                                                      France

Knoll Sante Active S.A.                                                  France

Laboratoires Knoll France S.A.                                           France

MediSense France SARL                                                    France


Abbott Holding G.m.b.H.                                                  Germany

Abbott G.m.b.H. & Co. KG                                                 Germany

Abbott Diagnostics G.m.b.H                                               Germany

Abbott Management GmbH                                                   Germany

GAG Aktiengesellschaft fur Wohnungs-,                                    Germany
Gewerbe-und Stadtebau

Heidelberg Innovation GmbH                                               Germany

Heidelberg Innovation GmbH & Co.                                         Germany
Bioscience Venture KG

S.T.E.P. Personalentwicklungs-                                           Germany
gesellschaft mbH

Abbott Laboratories (Hellas) S.A.                                        Greece


Abbott Grenada Limited                                                   Grenada

Abbott Laboratorios, S.A.                                                Guatemala

Abbott Laboratories Limited                                              Hong Kong

Abbott Laboratories (Hungary) Ltd.                                       Hungary

Abbott Laboratories (India) Ltd.                                         India                   51%


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Abind Healthcare Private Limited                                         India

Knoll Pharmaceuticals Ltd.                                               India                   51%

Lembrook Pharmaceuticals Ltd.                                            India

P. T. Abbott Indonesia                                                   Indonesia               99.99%

Abbott Laboratories, Ireland,                                            Ireland
 Limited

Abbott Ireland Ltd.                                                      Ireland

Murex Medical Research Limited                                           Isle of Mann

Technology License Company Limited                                       Isle of Mann

Abbott S.p.A.                                                            Italy

Autonomous Employee Welfare Fund for                                     Italy
Abbott S.p.A. Dirigenti

Abbott West Indies Limited                                               Jamaica                 51%

Consolidated Laboratories Limited                                        Jamaica

Abbott Japan K.K.                                                        Japan

Dainabot Co., Ltd.                                                       Japan                   82%

Hokuriku Seiyaku Co., Ltd.                                               Japan                   67%


Knoll Japan KK                                                           Japan


Tofuku Shoii K.K.                                                        Japan

Abbott Korea Limited                                                     Korea

Abbott Middle East S.A.R.L.                                              Lebanon

Abbott Laboratories                                                      Malaysia
 (Malaysia) Sdn. Bhd.

Abbott Laboratories de                                                   Mexico
 Mexico, S.A. de C.V.

Immobiliaria Candeleria S.A.                                             Mexico


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Abbott Logistics B.V.                                                    The Netherlands

Abbott B.V.                                                              The Netherlands

Abbott Laboratories B.V.                                                 The Netherlands


Abbott Finance B.V.                                                      The Netherlands

Abbott Holdings B.V.                                                     The Netherlands

Knoll B.V.                                                               The Netherlands

MediSense Europe B.V.                                                    The Netherlands

IMTC Holdings B.V.                                                       The Netherlands

IMTC Finance B.V.                                                        The Netherlands

Abbott Laboratories (N.Z.) Limited                                       New Zealand

Abbott Norge AS                                                          Norway

Abbott Laboratories (Pakistan) Limited                                   Pakistan                83.42%

Knoll Pharmaceuticals Ltd.                                               Pakistan                56.46%

Abbott Laboratories, C.A.                                                Panama

Abbott Overseas, S.A.                                                    Panama

Abbott Laboratorios S.A.                                                 Peru

Abbott Laboratories (Philippines)                                        Philippines

Knoll Philippines, Inc.                                                  Philippines

Abbott Laboratories Sp. z.o.o.                                           Poland

Abbott Laboratorios, Limitada                                            Portugal

Abbottfarma - Promocao de Produtos                                       Portugal
Farmaceuticos, Limitada

Knoll Lusitania Ltda.                                                    Portugal

Abbott Laboratories (Singapore)                                          Singapore
 Private Limited


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Abbott Laboratories Slovakia s.r.o.                                      Slovakia

Abbott Laboratories South Africa                                         South Africa
 (Pty.) Limited

Knoll Pharmaceuticals South Africa                                       South Africa

Abbott Laboratories, S.A.                                                Spain

Abbott Cientifica, S.A.                                                  Spain

Bioresearch S.A.                                                         Spain

Murex Diagnosticos, S.A.                                                 Spain

Laboratorios Knoll, S.A.                                                 Spain

Liade S.A.                                                               Spain

Lufarma Espanola, S.L.                                                   Spain

Abbott Scandinavia A.B.                                                  Sweden

Abbott A.G.                                                              Switzerland

Abbott Laboratories S.A.                                                 Switzerland

Abbott Finance Company S.A.                                              Switzerland

Knoll AG                                                                 Switzerland

Knoll Bio-Research S.A.                                                  Switzerland

Abbott Laboratories Limited                                              Thailand

Abbott Laboratuarlari Ithalat Ihracat                                    Turkey
 Ve Tecaret Limited Sirketi

Knoll Alman Ilac ve Ecza tic. Ltd. Sti                                   Turkey

Abbott Laboratories Uruguay Limitada                                     Uruguay

Abbott Laboratories, C.A.                                                Venezuela